Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Form 8-K and, if not defined in the Form 8-K, the final prospectus and definitive proxy statement, dated July 9, 2021 (the “Proxy Statement/Prospectus”).

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and is for informational purposes only. The combined financial information presents the pro forma effects of the following transactions, collectively referred to as the “Transactions” for purposes of this section, and other related events as described in Note 1 to the accompanying Notes to the unaudited pro forma condensed combined financial information:

•	The reverse recapitalization of Hippo Enterprises Inc. (“Hippo”), referred to herein as the “Business Combination,” and the issuance of Hippo Holdings common stock in the PIPE Investment;

•	The acquisition of Spinnaker Insurance Company (“Spinnaker”) by Hippo on August 31, 2020 (“Spinnaker Transaction”)

On August 2, 2021, as contemplated by the Merger Agreement, following the Domestication (including the change of RTPZ’s name to “Hippo Holdings Inc.”), (i) Merger Sub merged with and into Hippo, with Hippo surviving the First Merger as a wholly owned subsidiary of Hippo Holdings, and (ii) immediately following the First Merger, Hippo (as the surviving corporation of the First Merger) merged with and into Hippo Holdings, the separate corporate existence of Hippo ceased, and Hippo Holdings continued as the surviving corporation.

The unaudited pro forma condensed combined balance sheet of Hippo Holdings as of March 31, 2021 combines the historical balance sheet of Hippo as of March 31, 2021 and the historical consolidated balance sheet of RTPZ as of March 31, 2021, adjusted to give pro forma effect to the Business Combination, the PIPE Investment and certain other related events related to the Business Combination between Hippo and RTPZ, in each case, as if the Business Combination, PIPE Investment and other events had been consummated on March 31, 2021. The Spinnaker Transaction was consummated on August 31, 2020 and, accordingly, is reflected within the consolidated balance sheet of Hippo as of March 31, 2021.

The unaudited pro forma condensed combined statement of operations of Hippo Holdings for the three months ended March 31, 2021 combines the historical consolidated statement of operations of Hippo for the three months ended March 31, 2021, and the historical consolidated statement of operations of RTPZ for the three months ended March 31, 2021, on a pro forma basis as if the Business Combination, the PIPE Investment and other related events contemplated by the Merger Agreement, as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on January 1, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combine the historical statement of operations of Hippo for the fiscal year ended December 31, 2020, the historical statement of operations of RTPZ for the period from October 2, 2020 (inception) through December 31, 2020, and the historical statement of operations of Spinnaker for the eight-month period ended August 31, 2020, adjusted to give pro forma effect to the Spinnaker Transaction, the Business Combination, the PIPE Investment and certain other related events, as discussed below, related to the Business Combination between RTPZ and Hippo and, in each case, as if such Transactions and other related events had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Transactions taken place on March 31, 2021, nor is it indicative of the financial condition of Hippo Holdings as of any future date. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Hippo Holdings. The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described in the accompanying notes.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement/Prospectus:

•	the accompanying Notes to the unaudited pro forma condensed combined financial statements;

•

the historical unaudited financial statements of RTPZ as of and for the three months ended March 31, 2021 included in RTPZ’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021 incorporated herein by reference and the historical audited financial statements of RTPZ as of the year ended December 31, 2020 and for the period from October 2, 2020 (inception) through December 31, on Form 10-K/A filed with the SEC on May 11, 2021 incorporated herein by reference;

•

the historical unaudited condensed consolidated financial statements of Hippo as of and for the three months ended March 31, 2021 and the historical audited consolidated financial statements of Hippo as of and for the year ended December 31, 2020, which are included as exhibits to this Form 8-K;

•	the historical audited financial statements of Spinnaker, as of, and for the year ended, December 31, 2019, included in the proxy statement/prospectus incorporated herein by reference;

•	the historical unaudited financial information of Spinnaker, as of, and for the period ended, June 30, 2020, included in the proxy statement/prospectus incorporated herein by reference; and

•

other information relating to RTPZ and Hippo included in the proxy statement/prospectus incorporated herein by reference, including the Merger Agreement and the description of certain terms thereof set forth under the section titled “The Business Combination”.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in millions)

	As of March 31, 2021				As of March 31, 2021
	Hippo (Historical)	RTPZ (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Assets
Investments:
Fixed maturities available-for-sale, at fair value	$58.2	$—	$—		$58.2

Total Investments	58.2	—	—		58.2
Cash and cash equivalents	410.0	0.2	230.1	6(a)	862.2
			(1.2	) 6(b)
			(8.1	) 6(d)
			550.0	6(e)
			(31.2	) 6(f)
			(95.0	) 6(j)
			(192.6	) 6(k)
Restricted cash	58.1	—			58.1
Accounts receivable, net	42.5	—			42.5
Reinsurance recoverable on paid and unpaid losses and LAE	208.7	—			208.7
Deferred policy acquisition costs	—	—			—
Ceding commissions receivable	27.7	—			27.7
Prepaid reinsurance premiums	156.0	—			156.0
Prepaid expenses	—	0.9	(0.8	) 6(f)	0.1
Investments and cash held in Trust Account	—	230.1	(230.1	) 6(a)	—
Property and equipment	—	—			—
Capitalized internal use software, net	16.7	—			16.7
Goodwill	48.3	—			48.3
Intangible assets, net	35.9	—			35.9
Other assets	23.7	—	(4.9	) 6(f)	18.8

Total Assets	$1,085.8	$231.2	$216.2		$1,533.2

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Liabilities
Loss and loss adjustment expense reserve	167.9	—			167.9
Unearned premiums	175.0	—			175.0
Reinsurance premiums payable	118.3	—			118.3
Provision for commission	25.1	—			25.1
Fiduciary liabilities	29.4	—			29.4
Convertible promissory notes	285.4	—	(285.4	) 6(c)	—
Derivative liability on notes	155.4	—	(155.4	) 6(c)	—
Contingent consideration liability	11.9	—			11.9
Preferred stock warrant liabilities	120.0	—	(120.0	) 6(g)	—
Due to related party	—	0.1	(0.1	) 6(b)	—
Deferred legal fees	—	0.2	(0.2	) 6(b)	—
Deferred underwriting comissions	—	8.1	(8.1	) 6(d)	—
Accrued expenses and other current liabilities	42.6	0.9	(0.9	) 6(b)	35.5
			(3.2	) 6(c)
			(3.9	) 6(f)
Derivative warrant liabilities	—	14.5	—		14.5

Total liabilities	1,131.0	23.8	(577.2)		577.6
Commitments and Contingencies
Class A ordinary shares, subject to possible redemption		202.4	(202.4	) 6(h)	—
Preferred stock	344.8	—	(344.8	) 6(i)	—
Stockholders’ equity (deficit)
Class A ordinary shares		—	— 6	(i)	—
Class B ordinary shares		—	— 6	(i)	—
Hippo common stock	—	—	— 6	(i)	—
Hippo Holdings common stock			— 6	(c)	—
			— 6	(e)
			— 6	(g)
			— 6	(i)
Additional paid-in capital	61.9	8.9	202.4 6	(h)	1,407.5
			344.8 6	(i)
			444.0 6	(c)
			120.0 6	(g)
			(12.5)	6(i)
			550.0 6	(e)
			(24.4	) 6(f)
			(95.0	) 6(j)
			(192.6	) 6(k)
Accumulated other comprehensive income	(0.5)	—			(0.5)
Accumulated deficit	(451.9)	(3.9)	12.56	(i)	(451.9)
			(8.6	) 6(f)

Total stockholders’ equity (deficit)	(390.5)	5.0	1,340.6		955.1
Noncontrolling interest	0.5	—	—		0.5

Total stockholders’ equity (deficit)	(390.0)	5.0	1,340.6		955.6

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$1,085.8	$231.2	$216.2		$1,533.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in millions, except share and per share amounts)

	For the Three Months Ended March 31, 2021				For the Three Months Ended March 31, 2021
	Hippo (Historical)	RTPZ (Historical)	Pro Forma Transactions Accounting Adjustment		Pro Forma Combined
Revenue:
Net earned premium	$8.8	$—	$—		$8.8
Commission income, net	5.2	—	—		5.2
Service and fee income	2.9	—	—		2.9
Net investment income	0.1	—	—		0.1
Net realized capital gain on investments	—	—	—		—
Other income	—	—	—		—

Total revenue	17.0	—	—		17.0

Expenses:
Losses and loss adjustment expenses	19.0	—	—		19.0
Insurance related expenses	5.8	—	—		5.8
Technology and development	6.9	—	—		6.9
Sales and marketing	24.7	—	—		24.7
General and administrative	8.3	1.4	(1.2	) 7(bb)	8.5
Interest and other expense	147.1	—	(155.2	) 7(aa)	(8.1)
Commission Expense	—	—	—		—

Total expenses	211.8	1.4	(156.4)		56.8

Income (loss) from operations	(194.8)	(1.4)	156.4		(39.8)
Other income (expense)
Financing costs - derivative warrant liabilities	—	—	—		—
Change in fair value of derivative warrant liabilities	—	(1.1)	—		(1.1)

Total other income (expense)	—	(1.1)	—		(1.1)

Income (loss) before income taxes	(194.8)	(2.5)	156.4		(40.9)
Income taxes (benefit) expense	0.1	—	—		0.1

Net income (loss)	(194.9)	(2.5)	156.4		(41.0)
Net income (loss) attributable to noncontrolling interests, net of tax	0.3	—	—		0.3

Net income (loss) attributable to common stockholders	$(195.2)	$(2.5)	$156.4		$(41.3)

Weighted-average shares used in computing net loss per share attributable to Hippo Enterprises Inc. - basic and diluted	13,800,074
Net loss per share attributable to Hippo Enterprises Inc. - basic and diluted	$(14.14)
Weighted average shares outstanding - Class A ordinary shares		23,000,000
Class A ordinary shares - basic and diluted		$—
Weighted average shares outstanding - Class B ordinary shares		5,750,000
Class B ordinary shares - basic and diluted		$(0.43)
Weighted average shares outstanding - Hippo Holdings Common stock					559,731,226
Hippo Holdings common stock - basic and diluted					$(0.07)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in millions, except share and per share amounts)

	For the Year Ended December 31, 2020	For the period from January 1, 2020 to August 31, 2020				For the period from inception October 2, 2020 (date of inception) to December 31, 2020				For the Year ended December 31, 2020
	Hippo (Historical)	Spinnaker (Historical)	Spinnaker PPA Transaction Accounting Adjustments		Hippo and Spinnaker Combined (Historical)	RTPZ (Historical)		Pro Forma Transactions Accounting Adjustment		Pro Forma Combined
Revenue:
Net earned premium	$17.1	$5.6	$—		$22.7	$—		$—		$22.7
Commission income, net	27.1	—	(7.8	) 7(aa)	19.3	—		—		19.3
Service and fee income	6.3	—	—		6.3	—		—		6.3
Net investment income	1.1	0.7	—		1.8	—		—		1.8

Total revenue	51.6	6.3	(7.8)		50.1	—		—		50.1

Expenses:
Losses and loss adjustment expenses	25.3	5.0	(0.9	) 7(aa)	29.4	—		—		29.4
Insurance related expenses	19.3	—	(0.5	) 7(aa)	18.8	—		—		18.8
Technology and development	18.0	—	0.4	7(bb)	18.4	—		—		18.4
Sales and marketing	69.4	—	(14.6	) 7(aa)	54.8	—		—		54.8
General and administrative	36.8	7.4	—		44.2	0.3		8.9	7(ee)	53.4
Interest and other expense	26.0	—	—		26.0	—		(25.5	) 7(cc)	0.5
Commission Expense	—	(11.3)	11.3	7(aa)	—	—		—		—

Total expenses	194.8	1.1	(4.3)		191.6	0.3		(16.6)		175.3

Income (loss) from operations	(143.2)	5.2	(3.5)		(141.5)	(0.3)		16.6		(125.2)
Other income (expense)
Financing costs - derivative warrant liabilities	—	—	—		—	(0.4)		(0.8	) 7(ff)	(1.2)
Change in fair value of derivative warrant liabilities	—	—	—		—	(0.8)		—		(0.8)

Total other income (expense)	—	—	—		—	(1.2)		(0.8)		(2.0)

Income (loss) before income taxes	(143.2)	5.2	(3.5)		(141.5)	(1.5)		15.8		(127.2)
Income taxes (benefit) expense	(1.8)	1.1	(1.1	) 7(dd)	(1.8)	—	7(dd)	—	7(dd)	(1.8)

Net income (loss)	(141.4)	4.1	(2.4)		(139.7)	(1.5)		15.8		(125.4)
Net income (loss) attributable to noncontrolling interests, net of tax	0.1	—	—		0.1	—		—		0.1

Net income (loss) attributable to common stockholders	$(141.5)	$4.1	$(2.4)		$(139.8)	$(1.5)		$15.8		$(125.5)

Weighted-average shares used in computing net loss per share attributable to Hippo Enterprises Inc.- basic and diluted	12,495,509
Net loss per share attributable to Hippo Enterprises Inc. - basic and diluted	$(11.32)
Weighted average shares outstanding - Class A ordinary shares						23,000,000
Class A ordinary shares - basic and diluted						$—
Weighted average shares outstanding - Class B ordinary shares						5,750,000
Class B ordinary shares - basic and diluted						$(0.26)
Weighted average shares outstanding - Hippo Holdings Common stock										559,731,226
Hippo Holdings common stock - basic and diluted										$(0.22)

Note 1 — Description of the Merger

Merger between RTPZ and Hippo — Business Combination

Pursuant to the Merger Agreement, following the Domestication (including the change of RTPZ’s name to “Hippo Holdings Inc.”), (i) Merger Sub merged with and into Hippo, with Hippo surviving the First Merger as a wholly owned subsidiary of Hippo Holdings, and (ii) immediately following the First Merger, Hippo (as the surviving corporation of the First Merger) merged with and into Hippo Holdings, the separate corporate existence of Hippo ceased, and Hippo Holdings continued as the surviving corporation.

The aggregate consideration paid to Hippo stockholders in connection with the Business Combination, was 552,200,000 shares. The Exchange Ratio was equal to approximately 6.95433.

The Business Combination occurred based on the following transactions contemplated by the Merger Agreement:

•

the issued and outstanding shares of Hippo preferred stock was canceled and converted into shares of Hippo common stock at the then-effective conversion rate as calculated pursuant to Hippo’s Amended and Restated Certificate of Incorporation;

•	the Hippo warrants were exercised in full on a cash or cashless basis or terminated without exercise, as applicable, in accordance with their respective terms;

•	the Hippo notes were automatically converted into shares of Hippo common stock in accordance with their respective terms;

•

the issued and outstanding shares of Hippo common stock (including the Hippo common stock referred to in the above points) as of immediately prior to the Effective Time, was canceled in exchange for the right to receive a number of shares of Hippo Holdings common stock equal to the Exchange Ratio; and

•

the outstanding vested and unvested Hippo options as of immediately prior to the Effective Time, was converted into Hippo Holdings options with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio.

Other related events that took place in connection with the Business Combination are summarized below:

•

Pursuant to the terms of the Sponsor Agreement, the Sponsor subjected the 5,630,000 Sponsor Shares to the following (a) price-based vesting terms over a ten-year period following the Closing and (b) lock-ups.

Each of the four tranches applies to 25% of the total Sponsor Shares (i.e., each tranche applies to 1,407,500 Sponsor Shares):

•	Tranche 1

•	Price-Based Vesting Trigger: None; vested at Closing.

•	Lockup: 6 months following Closing.

•	Tranche 2

•	Price-Based Vesting Trigger: share price above $12.50 based on a standard trailing 20 trading day VWAP (“Trailing VWAP”).

•	Lockup: 12 months following Closing.

•	Tranche 3

•	Price-Based Vesting Trigger: share price above $15.00 based on the Trailing VWAP.

•	Lockup: 18 months following Closing.

•	Tranche 4

•	Price-Based Vesting Trigger: share price above $20.00 based on the Trailing VWAP.

•	Lockup: 24 months following Closing.

•	After ten years, any Sponsor Shares that have not yet met the applicable price-based vesting trigger shall automatically vest.

•

If, after Closing, Hippo Holdings completes a transaction that results in a change of control, the Sponsor Shares are released from the vesting and lock-up restrictions immediately prior to such change of control. As RTPZ legally owns the shares and is subject only to transfer restrictions that lapse upon the earlier of (1) meeting one or more specific conditions described above or (2) a stated date, such Sponsor Shares are considered to be outstanding shares of stock.

•

Pursuant to the terms of the Sponsor Agreement, the Sponsor agreed, in addition to the existing exercise provisions in the Warrant Agreement, to the mandatory exercise of the private placement warrants if, during the exercise period, (a) Hippo Holdings elects to redeem the public warrants, (b) the last reported sales price of Hippo Holdings common stock for any 20 trading days within a period of 30 consecutive trading days exceeds $25.00 per share, and (c) there is an effective registration statement covering the issuance of shares of Hippo Holdings common stock issuable upon exercise of the private placement warrants, and a current prospectus relating thereto, available at the time of such exercise.

•	Following the Closing, Hippo Holdings used $95,000,000 to acquire 9,500,000 shares of Hippo Holdings common stock from certain stockholders of Hippo prior to the Business Combination.

Spinnaker Transaction

On August 31, 2020, Hippo acquired 100% of the issued and outstanding share capital of Spinnaker, a privately held entity that is an Illinois domiciled property and casualty insurance carrier, in exchange for cash consideration. The total consideration of $90.5 million, which is subject to customary closing adjustments, was paid in cash and transferred as part of the closing of the transaction for all of the outstanding equity interests of Spinnaker.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). RTPZ has not elected to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Form 8-K and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. RTPZ has not had any historical relationship with Hippo prior to the Business Combination. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies. However, as Hippo had a prior relationship with Spinnaker prior to the Spinnaker Transactions, Transaction Accounting Adjustments have been made to eliminate such activities in the unaudited condensed combined statement of operations.

Total one-time direct and incremental transaction costs (i.e. “Transaction costs”) incurred prior to, or concurrent with, the Closing were allocated between common stock issued and other equity instruments currently classified as liabilities (i.e. private placement warrants and public warrants) on a relative fair value basis. Transaction costs allocable to common stock issued are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Hippo’s additional paid-in capital and are assumed to be cash settled. Transaction costs allocable to issued warrants classified as liabilities are charged to the unaudited pro forma condensed combined statement of operations and are assumed to be cash settled.

The following summarizes the pro forma shares of Hippo Holdings Inc. Common Stock issued and outstanding at the Closing:

	Shares (4)	% Ownership
Hippo stockholders (1) (2)	547,974,660	89.5%
PIPE Investors - Existing Hippo stockholders	9,900,000	1.6%
PIPE Investors (3)(5)	45,100,000	7.4%
Class A ordinary shares	3,738,620	0.6%
Class B ordinary shares (5)	5,750,000	0.9%

Pro Forma common stock at the Closing	612,463,280	100%

(1)	Includes approximately 52.7 million shares of Hippo common stock underlying rollover options that do not represent legally outstanding shares of Hippo common stock at the Closing.
(2)

Includes redemption by Hippo of 9.5 million shares whereby, at the Closing, Hippo Holdings used $95.0 million to repurchase 9.5 million shares of Hippo Holdings common stock from certain stockholders of Hippo.

(3)	Includes $10.0 million of investment from Reinvent Capital Fund and remaining $441.0 million from Third Party PIPE investors.
(4)	Excludes the outstanding RTPZ warrants issued in connection with its initial public offering as such securities are not exercisable until 30 days after the Closing.
(5)	Through the Class B ordinary shares, the Sponsor and its related entities owned 1.027% of Hippo Holdings common stock outstanding immediately following the Closing.

Note 3 — Accounting Policies

Based on its initial analysis of Hippo and RTPZ’s policies, Hippo Holdings and RTPZ did not identified any differences in accounting policies that would have an impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 4 — Accounting for the Transactions

The Business Combination between Hippo and RTPZ was accounted for as a reverse recapitalization of Hippo who has been determined to be the accounting acquirer based on a number of considerations, including but not limited to: i) Hippo former management making up the majority of the Management Team of Hippo Holdings, ii) Hippo former management nominating or representing the majority of Hippo Holdings’ board of directors and iii) Hippo representing the majority of the continuing operations of Hippo Holdings. Management has also preliminarily determined Hippo to be the predecessor entity to the Merger Agreement based on the same considerations listed above.

The Business Combination between Hippo and RTPZ was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, RTPZ was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the reverse recapitalization was treated as the equivalent of Hippo issuing stock for the net assets of RTPZ, accompanied by a recapitalization. Operations prior to the reverse recapitalization was those of Hippo.

The acquisition of Spinnaker has been treated as a business combination and has been accounted for using the acquisition method. Hippo has recorded the fair value of assets and liabilities acquired from Spinnaker.

Note 5 — Shares of RTPZ Common Stock Issued to Hippo Stockholders upon Closing

Based on the Exchange Ratio of 6.95433, RTPZ issued 495.2 million shares of RTPZ common stock in the Business Combination using a reference price of $10.00 per share, net of the Redemption of Hippo Holdings common stock, and an additional 52.7 million Hippo Holdings options as follows:

Hippo Common Stock outstanding prior to the Closing	15,940,879
Exchange Ratio	6.95433

110,858,175

Less: Redemption of Hippo Holdings common stock immediately after the Closing	(9,500,000)

101,358,175

Hippo convertible preferred stock outstanding prior to the Closing	43,985,178
Exchange Ratio	6.95433

305,887,553

Hippo convertible promissory note (including accrued interest) outstanding prior to the Closing	6,247,807
Exchange Ratio	6.95433

43,449,329

Hippo’s common and preferred warrants which converted prior to the Closing	6,405,726
Exchange Ratio	6.95433

44,547,549

Shares of RTPZ Common Stock issued to Hippo Stockholders upon the Closing	495,242,606
Rollover of Hippo’s options to Hippo Holding’s options	7,582,619
Exchange Ratio	6.95433

52,732,054

Total Aggregate Merger Consideration, including rollover options	547,974,660

Note 6 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The pro forma transaction accounting adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(a)	Reflects the release of $230.1 million of investments held in the trust account that become available upon the Closing.

(b)	Reflects the settlement of RTPZ’s historical liabilities that were settled upon the Closing.

(c)

Reflects the automatic conversion of Hippo notes into shares of Hippo common stock as per the original terms of the Hippo notes, and subsequent conversion into Hippo Holdings common stock. Upon the conversion, the carrying value of the debt of $285.4 million, including unamortized debt discount, accrued interest of $3.2 million recorded in accrued liability, and the related derivative liability of $155.4 million were derecognized. The Hippo Holdings shares issued in exchange for the Hippo notes were recorded at fair value to Hippo Holdings common stock in amount of $0 and additional paid in capital in amount of $444.0 million.

(d)	Reflects the payment of approximately $8.1 million of deferred underwriters’ fees incurred during RTPZ’s initial public offering and due upon the Closing.

(e)

Reflects the proceeds of $550.0 million from the issuance and sale of 55.0 million shares of Hippo Holdings common stock at $10.00 per share pursuant to the Subscription Agreements entered into with the PIPE Investors in connection with the PIPE Investment.

(f)

Reflects recording of Hippo’s transaction costs of $25.2 million. These expected transaction costs are in connection with the Closing and related transactions and are deemed to be direct and incremental costs of the Business Combination, $24.4 million of which have been allocable to common stock issued and recorded as a reduction to additional paid-in capital and the remaining $0.8 million allocable to issued warrants classified as liabilities have been charged to the unaudited pro forma condensed combined statement of operations. Necessary adjustments have been made to other assets for deferred offering cost of $4.9 million, accrued liabilities for $3.9 million for unpaid Hippo transaction costs, and cash and cash equivalents for $24.2 million for Hippo’s transaction costs. In addition, an adjustment of $7.8 million has been made to accumulated deficit with an offset to cash and cash equivalents and prepaid expenses to reflect RTPZ’s transaction costs in the nature of advisory, legal, accounting and auditing fees and other professional fees pertaining to the Business Combination and related transactions.

(g)	Reflects the reclassification of Hippo’s convertible preferred stock warrant liability to additional paid in capital as a result of Hippo warrants being converted into Hippo Holdings common stock.

(h)	Reflects the reclassification of Class A ordinary shares of $202.4 million to permanent equity immediately prior to the Closing.

(i)

Reflects the recapitalization of Hippo through the contribution of all outstanding Hippo common stock and Hippo preferred stock to RTPZ and the issuance of 494.7 million shares of Hippo Holdings common stock and the elimination of the accumulated deficit of RTPZ, the accounting acquiree. As a result of the recapitalization, the carrying value of Hippo’s convertible preferred stock of $344.8 million, common stock of $0, and RTPZ’s accumulated deficit of $11.7 million were derecognized. The shares of Hippo Holdings common stock issued in exchange for Hippo’s capital were recorded to Hippo Holdings common stock in the amount of $0 and additional paid in capital in amount of $344.8 million. The Transaction Accounting Adjustment also includes conversion of outstanding RTPZ Class A and Class B ordinary shares into Hippo Holdings common stock concurrent with the Closing.

(j)	Reflects the redemption of Hippo Holdings common stock amounting to $95.0 million at $10.00 per share, following the Closing.

(k)

Reflects the cash disbursed to redeem 19.3 million Class A ordinary shares for $192.6 million allocated to Hippo Holdings common stock and APIC, using a par value of $0.0001 per share at a redemption price of approximately $10.00 per share.

Note 7— Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of outstanding shares of Hippo Holdings, assuming the Business Combination occurred on January 1, 2020.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 are as follows:

(aa)

Reflects reversal of $58.1 million interest expense and change in fair value of embedded derivative pertaining to convertible promissory notes. The adjustment also reflects reversal of $97.1 million for changes in fair value of Hippo warrants to purchase Hippo preferred stock.

(bb)

Reflects reversal of $1.2 million of RTPZ’s transaction costs that were recorded during the three months ended March 31, 2021 as such costs pertain to the Business Combination. These costs have been shown as a proforma adjustment within the unaudited pro forma condensed combined statement of operations for the year ended December 31,2020.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(aa)	Reflects adjustment to eliminate pre-existing relationship and fair value between Spinnaker and Hippo and fair value adjustments as described below:

Pre-existing relationship — Represents adjustments to eliminate the pre-existing relationship between Spinnaker and Hippo and to align the accounting policies of the combined company, which includes $2.8 million reversal of revenue, $0.9 million reversal of loss and loss adjustment expenses, $14.6 million reversal of sales and marketing expenses, $0.5 million reversal of insurance related expenses and $11.3 million increase of commission expenses, which eliminated the negative commission expense on Spinnaker historical financial statements. The pre-existing relationship pertains to Hippo serving as MGA and MGU of Spinnaker. Prior to the acquisition, Hippo earned commission income and incurred commission expenses to other agencies, which was included in sales and marketing expenses on the consolidated Hippo financial statements. Upon the acquisition, the combined company would earn ceding commission income in excess of acquisition cost. The commission paid to other agencies by Hippo would be included as a reduction of revenue. Prior to the acquisition, RH Solutions Insurance, a subsidiary of Hippo, assumed a portion of the insurance risk from Spinnaker and incurred fronting fee based on percentage of earned premium from the assumed policies, which was recorded as insurance related expense. Upon acquisition, the fronting fee would be eliminated with Spinnaker’s ceding commission income.

Fair value adjustment — Represent $5.0 million fair value adjustment for amortization of deferred ceding liability, net of the deferred acquisition cost of Spinnaker.

(bb)	Reflects incremental expense pertaining to amortization of intangibles (including value of business acquired) amounting to $0.4 million.

(cc)

Reflects reversal of $9.3 million interest expense and change in fair value of embedded derivative pertaining to convertible promissory notes. The Transaction Accounting Adjustment also includes reversal of $16.2 million for changes in fair value of Hippo warrants to purchase Hippo preferred stock.

(dd)

The unaudited pro forma condensed combined statement of operations of Hippo for the year ended December 31, 2020 takes into consideration if recognition of deferred tax assets is appropriate when realization of these assets is more likely than not. Based upon weight of all available evidence, with primary focus on the Hippo’s history of recent losses, Hippo has concluded that it is not more likely than not that the recorded deferred tax assets will be realized. As a result, the tax effect of the Transactions is recorded at no tax expense or benefit to Hippo. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had RTPZ and Hippo filed consolidated income tax returns during the period presented.

(ee)	Reflects RTPZ’s transaction cost of $8.9 million as part of the Business Combination and related transactions.

(ff)	Reflects the transaction costs allocable to RTPZ liability classified warrants. Refer to Note 2 for further details.

Note 8 — Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, the PIPE Investment, and other related events, assuming such additional shares were outstanding since January 1, 2020. As the Business Combination and PIPE Investment are being reflected as if they had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination and PIPE Investment have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period presented.

(in millions, except share and per share data)	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2020
Pro forma net loss	$(41.3)	$(125.5)
Weighted average shares outstanding of Hippo Holdings common stock	559,731,226	559,731,226
Net loss per share (Basic and Diluted) attributable to Hippo Holdings common stockholders	$(0.07)	$(0.22)
Weighted average shares outstanding – basic and diluted
Former Hippo stockholders	495,242,606	495,242,606
RTPZ Class A stockholders	3,738,620	3,738,620
RTPZ Class B stockholders	5,750,000	5,750,000
PIPE Transaction	55,000,000	55,000,000

Total	559,731,226	559,731,226

The following potential outstanding securities were excluded from the computation of proforma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period:

	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2020
Hippo Holdings Stock Options	52,732,054	52,732,054
Hippo Holdings Common stock subject to repurchase	12,003,665	12,003,665
RTPZ - public and private placement warrants	9,000,000	9,000,000